Deloitte & Touche LLP
3000, 700 Second Street S.W.
Calgary AB Canada T2P 0S7

Telephone +1 403-267-1700
Facsimile +1 403-264-2871

 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Energy Exploration Technologies on Form S-8 of our report dated February 24, 2003, included in the Annual Report on Form 10-K of Energy Exploration Technologies for the year ended December 31, 2002.

Calgary, Alberta June 26, 2003	/s/ Deloitte & Touche LLP Chartered Accountants